                                                                    Exhibit 99.1

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
Select Service & Supply Co., Inc.

         We have audited the accompanying balance sheet of Select Service & Supply Co., Inc. as of December 31, 1997, and the related statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Select Service & Supply Co., Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                         ERNST & YOUNG LLP




Hackensack, New Jersey
January 30, 1998

                        SELECT SERVICE & SUPPLY CO., INC.

                                  BALANCE SHEET
                                December 31, 1997

                                     ASSETS


Current assets:
         Cash................................................................................        $   397,012
         Accounts receivable, less allowance of $131,700.....................................          3,657,754
         Inventories.........................................................................          3,844,340
         Deferred advertising costs and other current assets.................................          1,962,695
                                                                                                     -----------
                  Total current assets.......................................................          9,861,801
Property, equipment and leasehold improvements, net..........................................          1,333,243
Other assets.................................................................................            115,211
                                                                                                     -----------
                  Total assets...............................................................        $11,310,255
                                                                                                     ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
         Notes payable to bank...............................................................        $ 2,866,000
         Accounts payable....................................................................          1,410,261
         Accrued expenses....................................................................            970,370
         Current portion of long-term debt...................................................             26,074
                                                                                                     -----------
                  Total current liabilities..................................................          5,272,705
Long-term debt, less current portion.........................................................             84,226

Stockholders' equity:
         Class A common stock, $.10 par value; authorized 100,000 shares, issued and
            outstanding 1,000 shares.........................................................                100
         Class B common stock, non-voting, $.10 par value; authorized 900,000 shares,
            issued and outstanding 99,000 shares.............................................              9,900
         Additional paid-in capital..........................................................             32,889
         Retained earnings...................................................................          5,910,435
                                                                                                     -----------
                  Total stockholders' equity.................................................          5,953,324
                                                                                                     -----------
                  Total liabilities and stockholders' equity.................................        $11,310,255
                                                                                                     ===========

                             See accompanying notes.

                        SELECT SERVICE & SUPPLY CO., INC.

                    STATEMENT OF INCOME AND RETAINED EARNINGS

                          Year ended December 31, 1997


Net sales....................................................................................        $29,257,897
Cost of good sold............................................................................         15,314,982
                                                                                                     -----------

Gross profit.................................................................................         13,942,915
Selling, general and administrative expenses.................................................         11,654,280
                                                                                                     -----------

Income from operations.......................................................................          2,288,635
Interest expense.............................................................................           (181,289)
Other income.................................................................................            232,199
                                                                                                     -----------

Net income...................................................................................          2,339,545
Retained earnings at beginning of year.......................................................          5,612,680
Dividends....................................................................................         (2,041,790)
                                                                                                     -----------

Retained earnings at end of year.............................................................        $ 5,910,435
                                                                                                     ===========

                             See accompanying notes.

                        SELECT SERVICE & SUPPLY CO., INC.

                             STATEMENT OF CASH FLOWS

                          Year ended December 31, 1997

Cash flows from operating activities
         Net income..........................................................................        $ 2,339,545
         Adjustments to reconcile net income to net cash provided by operating activities:
                  Depreciation and amortization..............................................            356,644
                  Gain on sale of property and equipment.....................................            (10,909)
                  Changes in operating assets and liabilities:
                           Accounts receivable...............................................              1,195
                           Inventories.......................................................           (110,306)
                           Deferred advertising costs and other current assets...............           (349,173)
                           Accounts payable and accrued expenses.............................            421,308
                           Other liabilities.................................................            (97,415)
                                                                                                     ------------
                                    Net cash provided by operating activities................          2,550,889

Cash flows from investing activities
         Purchase of property and equipment..................................................           (691,721)
         Proceeds from disposition of property and equipment.................................             13,650
                                                                                                     -----------
                                    Net cash used in investing activities....................           (678,071)

Cash flows from financing activities
         Increase in revolving line of credit................................................            554,000
         Principal payment on long-term debt.................................................            (24,471)
         Payment of notes to related parties.................................................            (75,000)
         Payment of dividends  ..............................................................         (2,041,790)
                                                                                                     ------------
                               Net cash used in financing activities.........................         (1,587,261)
                                                                                                     ------------

Net increase in cash.........................................................................            285,557
Cash at beginning of year....................................................................            111,455
                                                                                                     -----------
Cast at end of year..........................................................................        $   397,012
                                                                                                     ===========

Supplemental disclosures of cash flow information
         Interest paid.......................................................................        $   179,977
                                                                                                     ===========

                             See accompanying notes.

                        SELECT SERVICE & SUPPLY CO., INC.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1997

1.       ORGANIZATION

         The Company is engaged in catalog and direct sales primarily to education systems, caps and church organizations, principally in the United States.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Concentration of Credit Risk

         Certain financial instruments potentially subject the Company to concentrations of credit risk. Accounts receivable represent sales to government agencies and other institutional customers throughout the United States. The Company periodically performs credit evaluations of its customers but generally does not require collateral.

      Inventory

         Inventories are valued at the lower of cost or market with cost determined by the first-in, first-out method.

      Property, Equipment and Leasehold Improvements

         Property, equipment and leasehold improvements are stated at cost. Depreciation of assets, including leasehold improvements, is computed using the straight-line method over the lesser of the estimated useful lives of the assets or the lease term. Leasehold improvements are amortized on a straight-line basis over the shorter of the life of the improvement or the remainder of the lease term. Amortization of leasehold improvements is included in depreciation expense.

      Fair Values of Financial Instruments

         The fair value of financial instruments does not materially differ from their carrying value.

      Revenue Recognition

         Sales are recorded at the time of shipment and a provision of anticipated merchandise returns, net of exchanges, is recorded based upon historical experience.

      Direct Response Advertising and Promotion Costs

         Recognition of advertising costs is in accordance with the provisions of the AICPA Statement of Position 93-7, Reporting of Advertising Costs. Direct response advertising costs, consisting primarily of catalog design, printing and postage expenditures, are amortized over the period during which associated net revenues are expected, generally approximating nine months or less. Direct response advertising expenses were $2,882,924 for the year ended December 31, 1997. As of December 31, 1997, approximately $1,816,000 of direct response advertising costs have been deferred.

      Income Taxes

         The Company and its stockholders have elected to be treated as an S Corporation under the Internal Revenue Code for federal and state purposes. Therefore, no provision for income taxes has been made as the Company's income will be included in the personal income tax returns of the stockholders.

                        SELECT SERVICE & SUPPLY CO., INC.

                                December 31, 1997

      Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.    PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS


      Property, equipment and leasehold improvements consist of the following:

      Equipment, furniture and fixtures......................................................         $2,640,360
      Leasehold improvements.................................................................            105,659
                                                                                                      ----------
                                                                                                       2,746,019
      Less accumulated depreciation..........................................................          1,412,776
                                                                                                      ----------
                                                                                                      $1,333,243

      Depreciation expense, including amortization of leasehold improvements was approximately $351,246 for the year ended December 31, 1997.

4.    ACCRUED LIABILITIES


      Accrued liabilities consist of the following:

      Employee compensation..................................................................           $109,478
      Customer prepayments...................................................................            455,633
      Other..................................................................................            405,259
                                                                                                        --------
                                                                                                        $970,370

5.    NOTES PAYABLE AND LONG-TERM DEBT

      The Company maintains a revolving line of credit with a bank which provides for borrowings of up to $5.0 million (including $1.0 million available for letters of credit) based on eligible collateral. The note is payable on demand, bears interest payable monthly at the lower of LIBOR plus 1.25% or the banks prime rate minus .25%, and is secured by certain trade accounts receivable, inventory, equipment and life insurance. The rate in effect at December 31, 1997 was 7.2%.

      Long-term debt consists of secured notes payable to commercial lenders, which bear interest at various rates (weighted-average of approximately 14.4% at December 31, 1997) and are payable in varying monthly installments of principal and interest through April 2004. The loans are secured by equipment with a carrying value of $102,000 at December 31, 1997.

      As of December 31, 1997, maturities of long-term debt are as follows:


      1998...................................................................................    $26,074
      1999...................................................................................    20,896
      2000...................................................................................    20,430
      2002...................................................................................    24,047
      2003...................................................................................    16,463

                        SELECT SERVICE & SUPPLY CO., INC.

                                December 31, 1997


6.    STOCKHOLDERS' EQUITY

      During 1997, the Company's Board of Directors and shareholders approved a Restatement and Amendment by the Entirety of the Articles of Incorporation (the "Plan of Reorganization") which authorized two new classes of common stock which replaced the then existing single class of common stock. As a result of the Plan of Reorganization, each of the previously existing 900 shares of common stock was converted into 1 and one-ninth shares of the newly authorized Class A common stock and 110 shares of the newly authorized Class B Non-Voting Common Stock. As a result of these conversions, $1,000 was reclassified from additional paid-in capital to Class B Non-Voting Common Stock.

7.    RELATED PARTY TRANSACTIONS AND COMMITMENTS

      At December 31, 1996 the Company had outstanding notes payable to related parties which represented amounts due to individuals related to the Company's stockholders. The notes carried interest at 12%, and were payable on demand. These notes were fully repaid in 1997. Interest expense relating to these notes totaled approximately $7,550 in 1997.

      The Company leases office and warehouse facilities under a 15 year non-cancelable operating lease with a related party which expires in 2005. In addition to the fixed rental, the lease requires the Company to pay additional rents based on certain operating costs of the facility including property taxes. Future minimum rental commitments under this agreement are as follows:


      1998...................................................................................   $315,600
      1999...................................................................................    315,600
      2000...................................................................................    315,600
      2001...................................................................................    315,600
      2002...................................................................................    315,600
      Thereafter.............................................................................    798,000

      Rent expense under this agreement was approximately $316,000 in 1997.

8.    EMPLOYEE BENEFIT PLAN

      The Company has established a defined contribution employee savings plan pursuant to Internal Revenue Code Section 401(k) which allows all employees meeting certain eligibility requirements to contribute a portion of their annual compensation. Company contributions are at the discretion of the Company's Board of Directors. The Company accrued a contribution of $45,200 for the year ended December 31, 1997.

9.    SUBSEQUENT EVENT

      On January 8, 1998, Genesis Direct, Inc. acquired certain of the Company's assets and assumed certain of the Company's liabilities. These financial statements represent the historical carrying values of the assets and liabilities, and no adjustments have been recorded related to this transaction.

                                  SPORTIME, LLC
                                  BALANCE SHEET


                                                                                       MARCH 28,       DECEMBER 26,
                                                                                         1998              1998
                                                                                         ----              ----
         ASSETS                                                                          (SUCCESSOR COMPANY)
                                                                                             (UNAUDITED)
Current assets:
   Cash                                                                              $   104,732      $   378,792
   Accounts receivable, less allowance of $119,528 and
     $150,186, respectively..................................................          3,064,317        3,916,426
   Inventories...............................................................          3,779,406        4,797,116
   Prepaid and other current assets..........................................          2,147,084        2,424,044
                                                                                     -----------      -----------
       Total current assets..................................................          9,095,539       11,516,378
Property, equipment and leasehold improvements, net..........................          1,344,087        1,218,788
Receivable from Genesis Direct, Inc..........................................            400,000          878,764
Intangible assets, net.......................................................         15,170,389       14,689,021
Other assets.................................................................              8,288           11,221
                                                                                     -----------      -----------
   Total assets..............................................................        $26,018,303      $28,314,172
                                                                                     ===========      ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities:
   Accounts payable..........................................................        $ 1,631,844      $ 1,370,955
   Accrued expenses..........................................................            766,492          915,778
   Current portion of long-term debt.........................................             26,381           13,820
                                                                                     -----------      -----------
       Total current liabilities.............................................          2,424,717        2,300,553

Long-term debt, less current portion.........................................             77,739           70,833
Other long-term liabilities..................................................            144,840          196,621
                                                                                     -----------      -----------
       Total liabilities.....................................................          2,647,296        2,568,007

Commitments and contingencies

Stockholders' equity
   Divisional equity.........................................................         23,363,407       23,363,407
   Retained earnings.........................................................              7,600        2,382,758
                                                                                     -----------      -----------
       Total stockholders' equity............................................         23,371,007       25,746,165
                                                                                     -----------      -----------
       Total liabilities and stockholders' equity............................        $26,018,303      $28,314,172
                                                                                     ===========      ===========

                             See accompanying notes.

                                  SPORTIME, LLC
                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS






                                                 THREE MONTHS     SEVEN DAYS     EIGHTY DAYS         NINE MONTHS ENDED
                                                    ENDED           ENDED           ENDED            -----------------
                                                  MARCH 31,       JANUARY 7,      MARCH 28,     DECEMBER 31,    DECEMBER 26,
                                                     1997            1998            1998          1997            1998
                                                     ----            ----            ----          ----            ----
                                                 (PREDECESSOR    (PREDECESSOR     (SUCCESSOR    (PREDECESSOR     (SUCCESSOR
                                                   COMPANY)        COMPANY)        COMPANY)       COMPANY)        COMPANY)
                                                 (UNAUDITED)     (UNAUDITED)     (UNAUDITED)     (UNAUDITED)    (UNAUDITED)

Revenues......................................    $ 5,084,874     $    64,309     $ 5,989,961     $24,173,023    $26,147,461
Cost of goods sold............................      2,705,689          38,503       3,259,448      12,609,293     13,785,287
                                                  -----------     -----------     -----------     -----------    -----------
     Gross profit.............................      2,379,185          25,806       2,730,513      11,563,730     12,362,174

Selling, general and administrative expenses..      2,496,567         176,395       2,701,207       9,157,713      9,943,557
                                                  -----------     -----------     -----------     -----------    -----------
     Income (loss) from operations............       (117,382)       (150,589)         29,306       2,406,017      2,418,617

Interest expense..............................        (33,695)           (564)         (6,449)       (147,594)       (10,866)
Other income (expense)........................         19,293          (4,189)        (15,277)        212,906        (32,593)
                                                  -----------     -----------     -----------     -----------    -----------

Net income (loss).............................       (131,784)       (155,342)          7,580       2,471,329      2,375,158
Retained earnings at beginning of period......      5,612,680       5,910,435       5,755,093       5,480,896          7,600
Dividends.....................................              -               -               -      (2,041,790)             -
Elimination of retained earnings balance
   at date of acquisition by Genesis                        -               -      (5,755,073)              -              -
   Direct, Inc................................    -----------     -----------     -----------     -----------    -----------

Retained earnings at end of period............    $ 5,480,896     $ 5,755,093     $     7,600     $ 5,910,435    $ 2,382,758
                                                  ===========     ===========     ===========     ===========    ===========

                             See accompanying notes.

                                  SPORTIME, LLC
                             STATEMENT OF CASH FLOWS


                                                 THREE MONTHS     SEVEN DAYS     EIGHTY DAYS         NINE MONTHS ENDED
                                                    ENDED           ENDED           ENDED            -----------------
                                                  MARCH 31,       JANUARY 7,      MARCH 28,      DECEMBER 31,    DECEMBER 26,
                                                     1997            1998            1998           1997            1998
                                                     ----            ----            ----           ----            ----
                                                 (PREDECESSOR    (PREDECESSOR     (SUCCESSOR    (PREDECESSOR     (SUCCESSOR
                                                   COMPANY)        COMPANY)        COMPANY)       COMPANY)        COMPANY)
                                                 (UNAUDITED)     (UNAUDITED)     (UNAUDITED)     (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities:
   Net income (loss)..........................    $  (131,784)    $  (155,342)     $    7,580     $ 2,471,329    $ 2,375,158
   Adjustments to reconcile net income (loss)
    to net cash provided by (used in)
    operating activities:
     Depreciation and amortization expense....        178,111           8,183         179,596         178,533        597,516
     Gain on sale of property and equipment...        (10,909)              -               -               -              -
     Changes in operating assets and
      liabilities:
       Accounts receivable....................      1,550,691         (17,467)        417,570      (1,549,496)      (852,109)
       Inventories............................        153,089         172,501        (108,406)       (263,395)    (1,017,710)
       Deferred advertising costs and other
         current assets.......................       (525,293)       (417,408)        283,274         176,120        215,501
       Accounts payable.......................        124,265         291,541         (54,933)        297,043       (260,889)
       Other liabilities......................       (574,906)       (281,613)       (102,725)        477,491        (92,118)
                                                  -----------     -----------      ----------     -----------    -----------
         Net cash provided by (used in)
           operating activities...............        763,264        (399,605)        621,956       1,787,625        965,349
                                                  -----------     -----------      ----------     -----------    -----------

Cash flows from investing activities:
   Purchase of property and equipment.........       (192,044)              -        (109,048)       (499,677)      (203,491)
   Other......................................         13,650               -               -               -              -
                                                  -----------     -----------      ----------     -----------    -----------

       Net cash used in investing activities..       (178,394)              -        (109,048)       (499,677)      (203,491)
                                                  -----------     -----------      ----------     -----------    -----------


Cash flows from financing activities:
   Increase in revolving line of credit.......       (624,000)          2,593      (2,866,000)      1,178,000              -
   Principal borrowings (payments) on
    long-term debt............................        (14,448)              -          (5,583)        (85,023)        (9,034)
   Payments to Genesis Direct, Inc............              -               -        (400,000)              -       (478,764)
   Investment by Genesis Direct, Inc. to
    repay revolving line of credit............              -               -       2,863,407               -              -
   Payment of dividends.......................              -               -               -      (2,041,790)             -
                                                  -----------     -----------      ----------     ------------   -----------
         Net cash provided by (used in)
         financing activities.................       (638,448)          2,593        (408,176)       (948,813)      (487,798)
                                                  -----------     -----------      ----------     -----------    -----------

Net increase (decrease) in cash and cash
  equivalents.................................        (53,578)       (397,012)        104,732         339,135        274,060
Cash and cash equivalents at beginning of
  period......................................        111,455         397,012               -          57,877        104,732
                                                  -----------     -----------      ----------     -----------    -----------
Cash and cash equivalents at end of period....    $    57,877     $         -      $  104,732     $   397,012    $   378,792
                                                  ===========     ===========      ==========     ===========    ===========

Supplemental disclosures of cash flow information:
   Interest paid..............................    $    32,383     $         -      $        -     $   147,594    $         -

                             See accompanying notes.

                                  SPORTIME, LLC
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1--BASIS OF PRESENTATION

         The accompanying unaudited financial statements include the results of Select Service & Supply Co., Inc. from January 1, 1998 to January 7, 1998, and the results of Sportime, LLC (the "Company") for the periods subsequent to January 7, 1998. On January 8, 1998, Genesis Direct, Inc. acquired the Company, which included certain of the assets and liabilities of Select Service & Supply Co., Inc., for approximately $20.5 million, consisting of $18.5 million of cash, $1.0 million of stock and $1.0 million of debt. The total assets acquired by Genesis Direct, Inc. was approximately $25.8 million, including goodwill of $14.8 million. Amortization expense during the three months ended March 28, 1998 and the nine months ended December 26, 1998 was $94,250 and $282,750, respectively.

         These statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

NOTE 2--SUBSEQUENT EVENTS

         On March 29, 1999, the Company was acquired by School Specialty, Inc., a supplier of non-textbook education products to schools and educators. Total consideration for the acquisition was approximately $23.0 million, payable in a cash transaction structured as an asset purchase for certain assets and liabilities of the Company. The acquisition has been accounted for under the purchase method of accounting.